                                                                   EXHIBIT 10.10


                                   ICNT, INC.
                      THIRD RESTATED SHAREHOLDERS AGREEMENT


      THIS THIRD RESTATED SHAREHOLDERS AGREEMENT (this "Agreement") is made as of the 13 day of April, 2000 by and among Cliff Young (the "Founder"), ICNT, Inc., a California corporation (the "Company"), the shareholders of the Company's Series A Preferred Stock (the "Series A Holders"), the shareholders of the Series B Preferred Stock (the "Series B Holders"), Cabletron Systems, Inc. (the "Series C Holder"), and the shareholders of the Series D Preferred Stock (the "Series D Holders"). This Agreement supersedes and restates in its entirety that certain Second Restated Shareholders Agreement (the "Second Restated Shareholders Agreement") made and entered into as of March 28, 2000 by and among the Company and the Series A Holders, the Series B Holder, and the Series C Holder.

                                    RECITALS:

      A. The Founder is presently the beneficial owner of Seven Million Seven Hundred Eighty-Six Thousand Six Hundred Twenty-Five (7,786,625) shares of the outstanding common stock of the Company. All Common Stock and any other shares of capital stock of the Company subsequently owned by the Founder are herein collectively referred to as the "Founder Shares."

      B. Pursuant to the Series A Stock Purchase Agreement, made and entered into as of July 16, 1999, the Company has previously sold to the Series A Holders thirteen million three hundred thirty-three thousand three hundred thirty-four (13,333,334) shares of the Company's Series A Preferred Stock (the "Series A Preferred"). In connection with such sales, the Company granted the Series A Holders certain rights, as set forth in the First Restated Shareholders Agreement.

      C. Pursuant to the Series B Stock Purchase Agreement, made and entered into as of December 21, 1999, the Company has previously sold to the Series B Holders Ten Million One Hundred Fifty Thousand Four Hundred Ninety (10,150,490) shares of the Company's Series B Preferred Stock (the "Series B Preferred"). In connection with such sales, the Company granted the Series B Holders certain rights, as set forth in the First Restated Shareholders Agreement.

      D. Pursuant to the Series C Stock Purchase Agreement, made and entered into as of March 28, 2000, the Company has previously sold to the Series C Holder Two Million Seven Hundred Sixty One Thousand Two Hundred Ten (2,761,210) shares of the Company's Series C Preferred Stock (the "Series C Preferred"). In connection with such sale, the Company granted the Series C Holder certain rights, as set forth in the Second Restated Shareholders Agreement. Pursuant to that certain Second Restated Investors Rights Agreement, dated March 28, 2000, between the Company and the Series C Holder, on certain conditions, the Company has the right to require the Series C Holder to purchase up to $7,500,000 of the Company's preferred stock (the "Put Right").

      E. The Series D Holders have purchased from the Company shares of its Series D Preferred Stock (the "Series D Preferred") pursuant to that certain Series D Preferred Stock Purchase Agreement, dated of even date herewith, by and among the Company and the Series D Holder (the "Series D Stock Agreement").



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

      F. This Agreement amends the Second Restated Shareholders Agreement to afford the Series D Holders the same rights granted to the Series A Holders, the Series B Holders and the Series C Holder. By their execution of this Agreement, each of the Series A Holders, the Series B Holders and the Series C Holder agree to the amendment of the Second Restated Shareholders Agreement as provided herein and agree to be bound by this Agreement.

      G. The Series A Holders, the Series B Holders, the Series C Holder and the Series D Holders will hereinafter be referred to collectively as the "Holders." The Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred will hereinafter be referred to collectively as the "Preferred Stock."

      H. The obligations of each of the Series D Holders to purchase shares of Series D Preferred is conditioned upon, among other things, the execution and delivery by each of the Company, the Founder and the Holders of this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration for and of the foregoing and the mutual promises, covenants and conditions set forth herein and other good and valuable condition the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1.    Holders' Right of First Refusal.

            1.1 In the event the Founder desires to accept a bona fide third party offer for any or all of Founder Shares (the shares subject to such offer to be hereinafter called, solely for the purposes of this Section 1 the "Target Shares"), the Founder shall promptly deliver to the Holders and the Company written notice (the "Disposition Notice") stating: (i) the Founder's bona fide intention to sell or otherwise transfer the Target Shares; (ii) the name of each proposed purchaser or other transferee (each a "Proposed Transferee"); (iii) the number of Target Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Founder proposes to transfer the Target Shares (the "Offered Price"), and the Founder shall offer the Target Shares at the Offered Price to the Company or its assignee(s).

            1.2 Subject to the Company's right of first refusal with respect to the Founder Shares as set forth in the Founder's Stock Agreement, dated July 16, 1999, between the Company and the Founder, each Holder shall, for a period of thirty (30) days following delivery of the Disposition Notice as determined in accordance with Section 7.2 below, (the "Exercise Period"), have the right to purchase that number of the Target Shares specified in the Disposition Notice as shall be equal to the aggregate number of such shares multiplied by a fraction, the numerator of which is the aggregate number of shares of Preferred Stock (on an as-converted into Common Stock basis) then owned by such Holder and the denominator of which is the aggregate number of shares of Preferred Stock outstanding and held by all the Holders who exercise their right to purchase shares pursuant to this Section 1 ("Electing Holders") (on an as-converted into Common Stock basis), upon substantially the same terms and conditions specified therein. Such right shall be exercisable by written notice (the "Exercise Notice") delivered to the Founder prior to the expiration of the Exercise Period. If such right is exercised with respect to all or any part of the Target Shares specified in the



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

Disposition Notice, then the Founder and the Electing Holders shall effect the purchase of all or any part of the Target Shares, including payment of the purchase price therefor, not more than ten (10) business days after the Exercise Period. At such time the Founder shall deliver to the Electing Holders the certificates representing the Target Shares to be purchased, each certificate to be properly endorsed for transfer.

            Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Electing Holders shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Founder and the Electing Holders cannot agree on such cash value within ten (10) days after the Exercise Period, the valuation shall be made by an appraiser of recognized standing selected by the Founder and a majority in interest of the Electing Holders, or, if they cannot agree on an appraiser within twenty (20) days after the Exercise Period, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Founder and the Electing Holders. The closing shall then be held on the date ten (10) business days after such cash valuation shall have been made.

            1.3 In the event the Exercise Notice is not given to the Founder within thirty (30) days following the delivery of the Disposition Notice, the Founder shall have a period of thirty (30) days thereafter, in which to sell or otherwise dispose of the Target Shares (and any shares of the Holders pursuant to Section 2 below) upon terms and conditions (including the purchase price) no more favorable to the third-party purchaser than those specified in the Disposition Notice. The third-party purchaser shall acquire the Target Shares free and clear of all the terms and provisions of this Right of First Refusal. In the event the Founder does not sell or otherwise dispose of the Target Shares within the specified thirty (30) day period, the Right of First Refusal shall continue to be applicable to any subsequent disposition of the Target Shares by the holder of such Target Shares until such right lapses in accordance with
Section 4.4.

            1.4 Subject to Section 2 below, the Founder shall have the right to effect the sale of the Target Shares not purchased by the Electing Holders to the third party purchaser pursuant to Section 1.3.

      2.    Co-Sale Right.


            2.1 Should the Founder offer to sell, or receive one or more bona fide offers (individually, a "Purchase Offer") to purchase, any of the Founder Shares, and the Holders do not exercise their full right of first refusal as set forth in Section 1 hereof or the Founder is otherwise entitled to sell the Founder Shares owned by such Founder pursuant to Section 1.3 or 1.4, then the Founder shall promptly notify each Holder and the Company of the failure of the Holders to exercise their full right of first refusal, and of the terms and conditions of such Purchase Offer ("Co-Sale Notice"). Should a Holder receive one or more Purchase Offers with respect to any of his, her or its shares of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, as applicable, then the Holder shall promptly deliver to the Founder and the Company the Co-Sale Notice.



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

            2.2 With respect to sales of Founder Shares by the Founder, each Holder shall have the right, exercisable upon written notice to the Founder within thirty (30) days after receipt of the Co-Sale Notice (the "Offer Period"), to participate in the Founder's sale of Founder Shares pursuant to the specified terms and conditions of such Purchase Offer as set forth in the Co-Sale Notice. To the extent a Holder exercises such right of participation in accordance with the terms and conditions set forth below, the number of Founder Shares that the Founder may sell pursuant to such Purchase Offer shall be correspondingly reduced.

                  (a) Each Holder may sell all or any part of that number of shares of Common Stock of the Company owned by that Holder that is not in excess of the product obtained by multiplying (i) the aggregate number of Shares covered by the Purchase Offer remaining after the exercise of any rights of first refusal set forth above by (ii) a fraction, the numerator of which is the number of shares of Common Stock at the time owned by that Holder and the denominator of which is the total number of shares of Common Stock of the Company outstanding, excluding any shares issuable upon exercise of any outstanding options, warrants or other rights to acquire shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock of the Company. For purposes of making this computation, each Holder shall be deemed to own the number of shares of Common Stock into which all his, her or its Series A Preferred, Series B Preferred, Series C Preferred and/or Series D Preferred is at the time convertible, and the number of shares of Common Stock issuable upon conversion of all then-outstanding shares of Preferred Stock will be deemed to be outstanding for purposes of determining the total number of shares of Common Stock of the Company then outstanding.

                  (b) Each Holder may effect its participation in the sale by delivering to the Founder, within the thirty (30) day period under Section 2.2, for transfer to the maker(s) of the Purchase Offer, one or more certificates, properly endorsed for transfer, which shall be accompanied by a written election to participate in the sale with respect to a specified number of shares of Common Stock not in excess of the amount of Shares permitted to be sold under
Section 2.2(a) (the "Election Number") and shall represent:

                        (i)   the Election Number of shares of Common Stock, or

                        (ii) that number of shares of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, as applicable, which is at such time convertible into at least the Election Number of shares of Common Stock; provided, however, that if the maker(s) of the Purchase Offer objects to the delivery of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred in lieu of Common Stock, the Holder may convert and deliver Common Stock as provided in subparagraph (i) above. Any Holder not delivering such certificate(s) and written election within the aforesaid thirty
(30) day time period will have waived irrevocably all rights under this Agreement with respect to the Purchase Offer, but not with respect to any subsequent Purchase Offer.

                  (c) The stock certificate or certificates that the Holder delivers to the Founder pursuant to Section 2.2 shall be transferred by the Founder to the maker(s) of the Purchase Offer in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice to the Holder, and the Founder shall promptly thereafter remit to such Holder that portion of the sale proceeds to which such Holder is entitled by reason of its participation in such sale.

                  (d) The exercise or non-exercise of the rights of the Holders hereunder to participate in one or more sales of Common Stock made by the Founder shall not adversely affect their rights to participate in subsequent sales of Founder Shares by the Founder pursuant to Section 2.1 hereof.

            2.3 With respect to sales of Shares by the Holders, the Founder shall have the right, exercisable upon written notice to the selling Holder within thirty (30) days after receipt of the Co-Sale Notice (the "Offer Period"), to participate in the Holder's sale of Shares pursuant to the specified terms and conditions of such Purchase Offer as set forth in the Co-Sale Notice. To the extent the Founder exercises such right of participation in accordance with the terms and conditions set forth below, the number of Shares that the Holder may sell pursuant to such Purchase Offer shall be correspondingly reduced.

                  (a) The Founder may sell all or any part of that number of shares of Common Stock of the Company owned by the Founder that is not in excess of the product obtained by multiplying (i) the aggregate number of Shares covered by the Purchase Offer by (ii) a fraction, the numerator of which is the number of shares of Common Stock at the time owned by the Founder and the denominator of which is the total number of shares of Common Stock of the Company outstanding, excluding any shares issuable upon exercise of any outstanding options, warrants or other rights to acquire shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock of the Company.

                  (b) The Founder may effect his participation in the sale by delivering to the Holder, within the thirty (30) day period under this Section 2.3, for transfer to the maker(s) of the Purchase Offer, one or more certificates, properly endorsed for transfer, which shall be accompanied by a written election to participate in the sale with respect to a specified number of shares of Common Stock (the "Election Number") and shall represent at least the Election Number of shares of Common Stock.

                  (c) The stock certificate or certificates that the Founder delivers to the selling Holder pursuant to this Section 2.3 shall be transferred by the Holder to the maker(s) of the Purchase Offer in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice to the Founder, and the Holder shall promptly thereafter remit to the Founder that portion of the sale proceeds to which the Founder is entitled by reason of its participation in such sale.

                  (d) The exercise or non-exercise of the rights of the Founder hereunder to participate in one or more sales of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred made by the Holders shall not adversely affect their rights to participate in subsequent sales of Preferred Stock by the Holders pursuant to this Section 2.3.

            2.4 The rights of the Holders to participate in any sale or transfer by the Founder (a) are subordinate to any right of first refusal in favor of the Company covering the



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

Founder Shares, and (b) shall pertain or apply only to shares as to which any such right of first refusal is not exercised.

      3. The rights of the Holders pursuant to Section 1 and 2 shall not pertain or apply to (a) any transfer of Founder Shares to any of the mother, father, descendants, brother(s), sister(s) or spouse of the Founder or to any trustee or trustees for the benefit of any one or more of the foregoing (including such mother, father, brother(s), sister(s) or spouses), (b) any bona fide gift of Shares, (c) any pledge of up to 100,000 Founder Shares made pursuant to a bona fide loan transaction that creates a mere security interest,
(d) any sales of the Company's Common Stock pursuant to an underwritten public offering of shares of the Company, (e) any transfer of Founder Shares to the Company, (f) any one-time transfer by Founder of up to 100,000 Founder Shares (less any shares pledged pursuant to 3(c) above), or (g) any transfer or transfers of Shares in any merger or acquisition in which shareholders of the Company receive cash or securities of another issuer or other consideration in exchange for their shares; provided, however, that in the case of clauses (a) and (b) above, the transferee (the "Permitted Transferee") shall furnish the Holders with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Founder.

      4. The rights of the Founder pursuant to Section 2 shall not pertain or apply to (a) any transfer of Preferred Stock to any officer, director, partner (including the principals of any general partner) or stockholder of a Holder or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Holder, (b) any sales of the Company's Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock pursuant to an underwritten public offering of shares of the Company, (e) any transfer of Preferred Stock to the Company, or (c) any transfer or transfers of Preferred Stock or Common Stock in any merger or acquisition in which shareholders of the Company receive cash or securities of another issuer or other consideration in exchange for their shares.

      5. Prohibited Transfers. No Holder shall sell, transfer, assign or otherwise hypothecate any shares of capital stock of the Company to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company. Any attempt to transfer shares of the Company in violation of the foregoing sentence or of Section 1 or 2 hereof shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Founder or the Holders having the right to amend this Agreement as provided below.

      6. Standoff Agreement. Until such time as the Company's Put Right is exercised, the Series C Holder shall not purchase or acquire any additional shares of capital stock of the Company, either from the Company or other shareholders, without the prior written consent of the Founder, which consent may be withheld in his sole discretion.

      7. Voting Agreement Pursuant to Section 5(b) of Article III(B) of the Company's Amended and Restated Articles of Incorporation, the holders of the Company's Common Stock are entitled to elect two members of the Company's Board of Directors (the "Common Members"), the holders of the Company's Series A Preferred are entitled to elect two members of the Company's Board of Directors (the "Series A Members"), and the holders of the Company's Common Stock and Preferred Stock are entitled to elect one member of the Company's Board of

Directors (the "At Large Member"). In any and all elections of the Board of Directors of the Company (whether at a meeting or by written consent in lieu of a meeting), the Founder and each Holder, to the extent such Founder or Holder is entitled to vote thereon, shall vote or cause to be voted all shares of Common Stock owned by it, or over which it has voting control, and otherwise use its respective best efforts, so as to cause to be elected as the Common Members, John Combs and Cliff Young. In any and all elections of the Board of Directors of the Company (whether at a meeting or by written consent in lieu of a meeting), the Founder and each Holder, to the extent such Founder or Holder is entitled to vote thereon, shall vote or cause to be voted all shares of Common Stock or Preferred Stock, as applicable, owned by it, or over which it has voting control, and otherwise use its respective best efforts, so as to cause to be elected as the At Large Member, an industry expert who is not an employee of the Company, selected by the holders of a majority of the Common Stock and the Preferred Stock. In any and all elections of the Board of Directors of the Company (whether at a meeting or by written consent in lieu of a meeting), the Founder and each Holder, to the extent such Founder or Holder is entitled to vote thereon, shall vote or cause to be voted all shares of Series A Preferred owned by it, or over which it has voting control, and otherwise use its respective best efforts, so as to cause to be elected as the Series A Members one nominee of Crosspoint Venture Partners and one nominee of Spectrum Equity Investors.

      8.    Legended Certificates.

            8.1 Each certificate representing shares of the Common Stock and Preferred Stock of the Company now or hereafter owned by the (i) Founder, (ii) any Permitted Transferee pursuant to Section 3, or (iii) the Holders shall be endorsed with the following legend:

        "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

            8.2 The Section 8.1 legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 9.1.

      9.    Miscellaneous Provisions.

            9.1 The rights of the Holders and the Founder under this Agreement and the correlative obligations of the Founder with respect to the Holders and the Holders with respect to the Founder shall terminate upon the occurrence of the earliest of the following events:

                  (a) The effective date of a registration statement under the Securities Act of 1933, as amended (the "Act), filed in connection with the Company's first underwritten public offering of shares of the Company in which the Preferred Stock is converted into Common Stock; or

                  (b) (i) a merger or consolidation of the Company with or into any other corporation or corporations or other entity or entities or any other corporation reorganization in which the shareholders of the Company shall own less than fifty percent (50%) of the voting



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

securities of the surviving corporation or other entity, but only if the Company's shareholders receive cash and/or publicly traded securities as consideration in such merger or consolidation, (ii) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred, except in transactions, the primary purpose of which is to raise additional equity capital for the Company, or (iii) a sale, lease, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company but only if the Company's shareholders receive cash and/or publicly traded securities as consideration in such sale, transfer or disposition of assets.

            9.2 All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified mail, postage prepaid, return receipt requested, addressed or sent (i) if to a Holder, at the address or facsimile number of the Holder set forth in the Company's records, or at such other address or number as the Holder shall have furnished to the Company in writing, or (ii) if to the Company, at 4499 Glencoe Avenue, Marina del Rey, California 90292, facsimile:
(310) 881-6223, or at such other address or number as the Company shall have furnished to the Holders in writing, or (iii) if to the Founder, at 4499 Glencoe Avenue, Marina del Rey, California 90292, facsimile: (310) 881-6223, or at such other address or number as the Founder shall have furnished to the Company and the Holders in writing and shall be effective (a) upon delivery if sent by facsimile (with a confirming receipt); (b) one day after delivery to an overnight courier service; or (c) three (3) days after deposit with the United States Post Office if mailed postage prepaid by regular mail or airmail.

            9.3 This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

            9.4 In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

            9.5 Any amendment, modification or waiver of any provision of this Agreement shall be effective if in writing and approved by (i) the Company; (ii) the holders of sixty percent (60%) of the shares of the Preferred Stock; and
(iii) the Founder.

            9.6 Each Holder acknowledges that by the operation of Section 9.5 hereof the holders of the number of shares of the Preferred Stock specified therein will have the right and power to diminish or eliminate all rights of such Holders under this Agreement.

            9.7 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflicts of laws principles thereof.

            9.8 The Company agrees to use reasonable efforts to enforce the term of this Agreement, to inform the Holders of any breach hereof and to assist the Holders in the exercise of their rights and performance of their obligations hereunder; provided, however, that nothing herein will require the Company to initiate or join in any suit, action or proceeding.

            9.9 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one and same instrument.

            9.10 The Company, the Founder and the Holders agree that this Agreement sets forth the sole and entire agreement among the Company, the Founder and the Holders on the subject matter hereof.

            9.11 All shares held or acquired by affiliated entities or persons shall be aggregated together for the purposes of Sections 1.2 and 2.2 of this Agreement and may be allocated among affiliated entities in any manner such affiliated entities desire.




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

            IN WITNESS WHEREOF, the parties hereto have executed this Third Restated Shareholders Agreement as of the date first set forth above.

                                    "COMPANY"

                                    ICNT, INC.,
                                    a California corporation



                                    By  /s/ JOHN W. COMBS
                                      -----------------------------------------
                                          John W. Combs
                                          Chief Executive Officer


                                    By  /s/ CLIFFORD H. YOUNG
                                       ----------------------------------------
                                          Clifford H. Young
                                          President

               IN WITNESS WHEREOF, the parties hereto have executed this Third Restated Shareholders Agreement as of the date first set forth above.




                                    "FOUNDER"


                                    /s/ CLIFFORD H. YOUNG
                                    -----------------------------------
                                    Clifford H. Young





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

                       HOLDER'S COUNTERPART SIGNATURE PAGE
                                   ICNT, INC.
                      THIRD RESTATED SHAREHOLDERS AGREEMENT
                                 APRIL 13, 2000


Crosspoint Venture Partners 1999


By    /s/ ROBERT HOFF
      ----------------------------------------
      Robert Hoff, General Partner


Spectrum Equity Investors III, L.P.

By:     Spectrum Equity Associates III, L.P.
        Its General Partner


   By:  /s/ BRION B. APPLEGATE
        -------------------------------------
        Brion B. Applegate, General Partner

SEI III Entrepreneurs' Fund, L.P.

By:     SEI III Entrepreneurs' LLC
        Its General Partner


By:     /s/ BRION B. APPLEGATE
        -------------------------------------
        Brion B. Applegate, Managing Member


Spectrum III Investment Managers' Fund, L.P.


By:     /s/ BRION B. APPLEGATE
        -------------------------------------
        Brion B. Applegate, General Partner

                       HOLDER'S COUNTERPART SIGNATURE PAGE
                                    ICNT,INC.
                      THIRD RESTATED SHAREHOLDERS AGREEMENT
                                 APRIL 13, 2000

/s/ DAVID CHUNG
---------------------------------------------
David Chung


/s/ NOEL RAHN
---------------------------------------------
Noel Rahn


/s/ PATRICK HEALY
---------------------------------------------
Patrick Healy

Big Basin Partners, L.P.


By: /s/ FRANK J. MARSHALL
    -----------------------------------------
    Frank J. Marshall, General Partner


idealab! Capital Partners II-A, LP
By its General Partner,
idealab! Capital Management II, LLC


 By: /s/ WILLIAM ELKUS
     ----------------------------------------
     William Elkus, Managing Member

idealab! Capital Partners II-B, LP
By its General Partner,
        idealab! Capital Management II, LLC


  By: /s/ WILLIAM ELKUS
      ---------------------------------------
      William Elkus, Managing Member

                       HOLDER'S COUNTERPART SIGNATURE PAGE
                                    ICNT,INC.
                      THIRD RESTATED SHAREHOLDERS AGREEMENT
                                 APRIL 13, 2000

idealab! Capital Principals Fund, LP
        By its General Partner,
        idealab! Capital Management II, LLC


By:     /s/ WILLIAM ELKUS
        ------------------------------------
        William Elkus, Managing Member


Winstar Communications


By: /s/ KENNETH J. ZINGHINI
   ------------------------------------------
      Name: Kenneth J. Zinghini
      Title: Senior Vice President


Cabletron Systems, Inc.


By: /s/ ERIC JAEGER
   ------------------------------------------
      Name: Eric Jaeger
      Title: Vice President


Efficient Networks, Inc.


By: /s/ KENNETH M. SIEGEL
   ------------------------------------------
      Name: Kenneth M. Siegel
      Title: Vice President

                       HOLDER'S COUNTERPART SIGNATURE PAGE
                                    ICNT,INC.
                      THIRD RESTATED SHAREHOLDERS AGREEMENT
                                 APRIL 13, 2000


Polycom

By: /s/ Michael R. Kouhry
   ---------------------------------------
      Name: Michael R. Kouhry
      Title: Chief Financial Officer




BS-METALS B2B Acquisition Corp.


By: /s/ Richard L. Metrick
   ---------------------------------------

Title: Chief Executive Officer
      ------------------------------------



Morgan Stanley Dean Witter Equity Funding, Inc.


By:  /s/ Thomas Clayton
   ---------------------------------------

Title: Vice President
     -------------------------------------

                       HOLDER'S COUNTERPART SIGNATURE PAGE
                                    ICNT,INC.
                      THIRD RESTATED SHAREHOLDERS AGREEMENT
                                 APRIL 13, 2000


Morgan Stanley Dean Witter


By: /s/ THOMAS CLAYTON
   --------------------------------------------
      Name: Thomas Clayton
      Title: Vice President

/s/ MATTHEW MOCHARY
-----------------------------------------------
Matthew Mochary


/s/ BERNARD PUCKETT
-----------------------------------------------
Bernard Puckett